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                             NOTE PURCHASE AGREEMENT

         NOTE PURCHASE AGREEMENT ("Agreement") dated as of January 9, 1997, by and between KELLSTROM INDUSTRIES, INC., a Delaware corporation, having its executive office at 14000 N.W. 4th Street, Sunrise, Florida 33325 (the "Company") and the purchasers named on Schedule I hereto (hereinafter referred to individually as a "Purchaser" and collectively as the "Purchasers").

                                    RECITALS
                                    --------
         WHEREAS, the Company desires to issue and sell to the Purchasers, subject to the terms and conditions hereinafter provided, (i) an aggregate of $6,000,000 principal amount of its 10% Senior Subordinated Notes (the "Notes"), all as more fully set forth in this Agreement; (ii) warrants (the "Original Warrants") to purchase 75,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"); and (iii) if required under the terms of the Notes, warrants (the "Additional Warrants") to purchase an aggregate of up to 375,000 additional shares of Common Stock (collectively with the Original Warrants, the "Bridge Financing Warrants").

         WHEREAS, subject to the terms and conditions hereinafter set forth, the Purchasers desire to purchase (i) the Notes in the aggregate principal amounts set forth opposite their respective names on Schedule I hereto; (ii) the Original Warrants for the number of shares set forth opposite their respective names on Schedule I hereto; and (iii) if required under the terms of the Notes, the Additional Warrants for the number of shares set forth opposite their respective names on Schedule I hereto.

         NOW, THEREFORE, the Company and each Purchaser agree as follows:

         Section 1.        Definitions.
                           -----------
         Section 1.1. Defined Terms. For the purposes of this Agreement, the following terms shall have the following respective meanings:

         "Accountants" has the meaning specified in Section 7.2.

         "Additional Warrants" means warrants to purchase an aggregate of up to 375,000 shares of the Common Stock.

         "Asset Purchase Agreement" means the Asset Purchase Agreement, dated October 28, 1996, by and among the Company, IASI Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, International Aircraft Support L.P. and William Lyon.




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        "Audited Financial Statements" has the meaning specified in Section 3.4.

        "Bridge Financing Warrants" means the collective Original Warrants and Additional Warrants.

        "Business Day" means any day except a Saturday, a Sunday or a legal holiday in the State of Florida.

        "Capital Stock" means and includes any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock.

         "Common Stock" means the common stock, par value $.001 per share, of the Company.

         "Company" means Kellstrom Industries, Inc., a Delaware corporation, or any of its successors or permitted assigns.

         "Debt" with respect to any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) any obligation incurred for all or any part of the purchase price of capital equipment or real property, other than accounts payable and accrued expenses included in current liabilities in accordance with GAAP, (iii) indebtedness or obligations evidenced by bonds, notes or similar written instruments, (iv) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (v) any obligation (whether or not such Person has assumed or become liable for the payment of such obligation) secured by a Lien on any Property of such Person,
(vi) capitalized lease obligations of such Person, and (vii) all Guarantees by such Person of obligations of any other Person of the types referred to in the foregoing clauses (i) through (vi), inclusive.

         "Default" means any event or condition which, with due notice or lapse of time or both, would become an Event of Default.

         "Escrow Agent" means the party appointed as the escrow agent under the Escrow Agreement.

         "Escrow Agreement" means the Escrow Agreement dated the date hereof, by and among the Company, the Purchasers and Fulbright & Jaworski L.L.P.

         "Event of Default" has the meaning specified in Section 10.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, or any similar statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar statute.

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         "Filed Documents" has the meaning specified in Section 3.4.

         "Financial Statements" has the meaning specified in Section 3.4.

         "Funded Debt" of any Person shall mean all Debt of such Person payable more than one year from the date such Debt is incurred, including the current portion of such Debt, it being understood that any Debt of such Person which has an initial term of more than one year shall be treated as Funded Debt throughout the term of such Debt.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America applied on a consistent basis both as to classification of items and amounts (except for changes in accounting methods required by GAAP and concurred with by the Accountants).

         "Governmental Body" means any federal, state, county, city, town, village, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, domestic or foreign.

         "Guarantee" means, with respect to any Person, any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business and performance bonds, indemnities and similar obligations not guaranteeing or otherwise insuring payment of any Debt or other financial obligation), direct or indirect, of such Person with respect to any Debt or other obligations of another Person (including, without limitation, obligations under leases), through an agreement or otherwise, including, without limitation, (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such Debt or other obligations and (b) any agreement (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease Property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the Property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation.

         "Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, conditional sale or title retention agreement, lessor's interest under a capitalized lease or analogous instrument, in, of or on any of a Person's Property (whether held on the date hereof or hereafter acquired), or any signed or filed financing statement which names such Person as the debtor, or the execution of any security

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agreement  or the  like  authorizing  any  other  Person  as the  secured  party thereunder to file such a financing statement.

         "Material Adverse Effect" means any change or changes or effect or effects that individually or in the aggregate are or are likely to be materially adverse to (i) the assets, business, operations, income, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole,
(ii) the legality, validity or enforceability of this Agreement, the Escrow Agreement, the Notes or the Bridge Financing Warrants, and (iii) the ability of the Company to fulfill its obligations under this Agreement or the Notes or the Bridge Financing Warrants without material delay or impairment.

         "Maturity Date" means the 90th day following the Closing Date.

         "Note" and "Notes" have the meanings specified in Section 2.1.

         "Order" means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Body.

         "Original Warrants" means warrants to purchase an aggregate of 75,000 shares of the Common Stock.

         "Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         "Proceeding" means a bankruptcy, insolvency, reorganization, receivership, composition, assignment for benefit of creditors or other similar proceeding initiated by or against the Company or any dissolution or winding up or total or partial liquidation or reorganization of the Company.

         "Property" and "Properties" with respect to any Person, means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible, of such Person.

         "Purchaser" and "Purchasers" refer to the purchasers named on Schedule I hereto.

         "Revolving Loan Agreement" means the Revolving Loan Agreement by and between the Company and Barnett Bank N.A., dated December 23, 1996.

         "SEC"  means  the  U.S.   Securities  and  Exchange  Commission and any
succeeding agency, authority, commission or Governmental Body.

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         "Securities Act" means as of any date the U.S.  Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute.

         "Securities Purchase Agreement" means the Securities Purchase Agreement by and between the Company and The Equitable Life Assurance Society of the United States to be executed at the closing of the transactions contemplated by the Asset Purchase Agreement.

         "Senior Indebtedness" has the meaning specified in Section 8.

         "Shares" means the shares of the Common Stock.

         "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding Voting Stock is at the time directly or indirectly owned or controlled by such Person or by one or more of any entities directly or indirectly owned or controlled by such Person.

         "Unaudited  Financial  Statements"   has   the  meaning  specified   in
 Section 3.4.

         "Voting Stock" with respect to any Person shall mean Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of such Person.

         Section 1.2. Accounting Terms. All accounting terms used in this Agreement shall be applied on a consolidated basis for the Company and its Subsidiaries, unless otherwise specifically indicated herein. Any accounting terms not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.

         Section 2.        Sale and Purchase of the Notes.

         Section 2.1. Authorization of the Notes. The Board of Directors of the Company has duly authorized the issue, sale and delivery of (i) an aggregate of $6,000,000 principal amount of its 10% Senior Subordinated Notes, to be dated the date of issue thereof, to bear interest from such date on the unpaid principal amount thereof and to mature on the Maturity Date, all in accordance with the terms of the Notes which shall be in the form of Exhibit A hereto (the Notes originally issued pursuant to this Agreement, or any Note delivered in substitution or exchange therefor, being collectively called the "Notes" and individually a "Note"); (ii) the Original Warrants; and (iii) the Additional Warrants to the extent required under the terms of the Notes.

         Section 2.2. Sale and Purchase of the Notes and Warrants. (a) Subject to the applicable terms and conditions set forth in this Agreement, the Company will issue and sell to the Purchasers, and the Purchasers will purchase from the Company, on the

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Closing Date, (i) Notes with an aggregate  principal amount of $6,000,000 to the
Purchasers in the aggregate principal amount set forth opposite each such Purchaser's name on Schedule I hereto and (ii) the Original Warrants to purchase the number of Shares set forth opposite their respective names on Schedule I hereto.

         (b) The purchase price to be paid by the Purchaser as consideration for the issuance and sale of the Notes on the Closing Date shall be $6,000,000.

         Section 2.3. Closing. Simultaneously with the execution of this Agreement or at such later time as the Company and the Purchasers shall mutually agree, but in no event later than 1:00 p.m. on January 10, 1997, (a) the Company will deliver to the Escrow Agent (i) Notes, in the form of Exhibit A hereto, in the aggregate principal amount of $6,000,000 payable to the Purchasers in the amounts set forth opposite their respective names on Schedule I hereto and (ii) the Original Warrants, in the form of Exhibit B hereto, for the purchase of the number of shares set forth opposite their respective names on Schedule I hereto and (b) the Purchasers shall deliver to the Escrow Agent immediately available funds in an amount equal to $6,000,000, all of which deliveries to the Escrow Agent shall be held in accordance with the Escrow Agreement.

         Section 3.        Representations and Warranties of the Company.

         The Company represents and warrants to the Purchaser that:

         Section 3.1. Corporate Existence and Power; Qualification. The Company and each of its Subsidiaries is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Company and each of its Subsidiaries has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Filed Documents. The Company and each of its Subsidiaries is duly qualified to transact business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or its ownership or leasing of property make such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

         Section 3.2. Corporate Authority; Binding Effect. The Company has full corporate power and authority to execute, deliver and perform this Agreement, the Escrow Agreement, the Notes and the Bridge Financing Warrants. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Purchaser, is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Notes to be issued and sold by the Company to the Purchasers hereunder have been duly and validly authorized and, when issued, executed and delivered against payment therefor as provided herein, will constitute the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with their terms. The Original Warrants and any Additional Warrants to be issued and sold by

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the Company to the Purchasers  hereunder  have been duly and validly  authorized and, when issued, executed and delivered against payment therefor as provided herein, will constitute the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with their terms.

         Section 3.3. Share Capital. The authorized share capital of the Company consists of 20,000,000 Shares and 1,000,000 shares of Preferred Stock. As of December 31, 1996 there were (i) 3,315,308 Shares issued and outstanding, (ii) 4,166,510 Shares reserved for issuance pursuant to issued and outstanding warrants; (iii) 600,000 Shares reserved for issuance pursuant to issued and outstanding unit purchase options, each such option entitling the holder to purchase one unit consisting of one Share of Common Stock and two warrants; (iv) 500,000 Shares reserved for issuance pursuant to the Asset Purchase Agreement;
(v) 250,000 Shares reserved for issuance under the Company's 1995 Stock Option Plan; (vi) 1,100,000 Shares reserved for issuance under the Company's 1996 Stock Option Plan; (vii) 60,000 Shares reserved for issuance upon the exercise of options granted to certain employees and prospective employees; (viii) 540,000 Shares which will be reserved for issuance in accordance with the Securities Purchase Agreement; and (ix) 410,000 Shares reserved for issuance pursuant to other warrants issued by the Company. The outstanding Shares have been duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive right, right of first refusal or similar right. Except as set forth in this Section 3.3, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any Capital Stock of the Company or any Subsidiary or any such options, warrants, convertible or exchangeable securities or obligations. There are no outstanding obligations, contingent or other of the Company or any Subsidiary to purchase, redeem or otherwise acquire any Capital Stock of the Company or any Subsidiary. To the best of the Company's knowledge, except as contemplated hereunder or by the Stockholders' Agreement, dated August 24, 1995, by and among Joram Rosenfeld, Yoav Stern and Zivi Nedivi, there are no voting trusts or other contracts, agreements, arrangements plans or understandings restricting or otherwise relating to voting, dividend or other rights with respect to the capital stock of the Company or any Subsidiary.

         Section 3.4. Business Operations and Other Information; Financial Condition. (a) The Company has made available to the Purchaser copies of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, the Company's Proxy Statement distributed to its shareholders in connection with a special meeting of shareholders held on June 22, 1995, and all other documents filed with the SEC since January 1, 1996 (collectively, the "Filed Documents"). The Company has filed all documents required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder. The Filed Documents, as of their respective dates, do not contain any misstatement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were

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made, not misleading. The Filed Documents, as of their respective dates, contain a true and correct description of the businesses, operations and principal properties of the Company and its Subsidiaries. Set forth in the Filed Documents are (i) the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1995 and the related audited consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended, together with the notes thereto and the reports thereon of KPMG Peat Marwick (the "Audited Financial Statements") and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1996 and the related unaudited consolidated statements of operations, shareholders' equity and cash flows for the nine months then ended and for the
comparable   period  in  the  prior  fiscal  year  (the   "Unaudited   Financial
Statements"; the Audited Financial Statements and the Unaudited Financial Statements are sometimes hereinafter collectively referred to as the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved, and present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates of each of the balance sheets included in the Financial Statements and the results of operations and cash flows of the Company and its Subsidiaries for each of the periods then ended, subject to, in the case of the Unaudited Financial Statements, normal year-end audit adjustments (which adjustments will not have a Material Adverse Effect) and absence of the notes required by GAAP.

                      (b) Since September 30, 1996, except for in connection with the transactions contemplated by (i) the Asset Purchase Agreement, (ii) the Revolving Loan Agreement; and (iii) the Securities Purchase Agreement and from the date hereof until the Closing Date the Company shall have:

                  (i) (a) conducted its business in the manner in which such business has heretofore been conducted in all material respects; (b) not incurred any material liability or obligation whatsoever, secured or unsecured, direct or indirect, other than current liabilities for accounts payable in the ordinary course of its business, or as otherwise disclosed in this Agreement;
(c) not entered into any material contracts or agreements whatsoever, other than in the ordinary course of its business; and (d) not amended nor terminated nor suffered the amendment nor termination of, nor given nor received any notice of any proposed amendment or termination of, any material contract or agreement;

                  (ii) without limiting the generality of subparagraph (i), not sold, leased, mortgaged or otherwise encumbered or disposed of any of its assets, except in the ordinary course of its business;

                  (iii)made no changes in its Certificate of Incorporation or By-Laws;

                  (iv) without limiting the generality of subparagraph (i), not canceled or released any material debts or claims except, in each case, in the ordinary course of business;

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                  (v) not suffered any  extraordinary  loss or knowingly  waived any right, in either case which would have a Material Adverse Effect;

                  (vi) not suffered any damage, destruction or loss, whether or not covered by insurance, which would have a Material Adverse Effect;

                  (vii)  not  suffered  any  Material   Adverse  Effect  or  any
occurrences or circumstances which might reasonably be expected to result in a Material Adverse Effect;

                  (viii) not effected any material changes in the management or operation of its business; and

                  (ix) not changed in any material respect any of its accounting methods, principles, practices or policies.

         Section 3.5. Litigation. (a) There are no actions, suits, arbitrations, investigations or proceedings pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their Properties or rights of any of them which, if adversely determined, individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect. There is no judgment, decree, injunction, rule or order of any Government Body or arbitrator outstanding against the Company or any Subsidiary having or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect.

         (b) There are no actions, suits, investigations or proceedings pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which seek to enjoin, or otherwise prevent the consummation of, the transactions contemplated herein or to recover any damages or obtain any relief as a result of any of the transactions contemplated herein in any court or before any arbitrator of any kind or before or by any Governmental Body.

         Section 3.6. No Conflicts with Agreements, Etc. (a) Neither the execution and delivery by the Company of this Agreement, the Escrow Agreement, the Notes or the Bridge Financing Warrants, nor the fulfillment of or compliance with the terms and provisions hereof or thereof (including, without limitation, the payment of principal and interest on the Notes), will conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any Properties or assets of the Company or its Subsidiaries pursuant to, or result in the acceleration of any obligation under, (i) the Certificate of Incorporation or By-Laws of the Company or of the organizational documents of any of its Subsidiaries, (ii) any contract, agreement, mortgage, indenture, lease or instrument to which any of them is a party or by which any of them is bound or to which any of them or any of their respective assets are subject, or
(iii) any Order, statute, law, rule or regulation to which any of them or any of their respective assets are subject, or result

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in any  suspension,  revocation,  impairment,  forfeiture or  non-renewal of any material licenses.

         (b) None of the Company or its Subsidiaries is now, or will be after or as a result of giving effect to the transactions contemplated herein, in default under or in violation of its respective Certificate of Incorporation or By-Laws, other organizational documents, any contract, agreement, mortgage, indenture, lease or instrument to which any of them is a party or by which any of them is bound or to which any of them or any of their respective assets are subject, or any order of any court, arbitrator or Governmental Body or of any federal, state, local or foreign statute, ordinance or law or of any rule or regulation of any Governmental Body, in each case which default or violation individually or in the aggregate together with other such defaults and violations, has had or could reasonably be expected to have a Material Adverse Effect.

         Section 3.7. Consents, Etc.; Notice. Except for those which have been obtained prior to the date hereof, no consent, approval, order or authorization of or declaration, registration or filing with any Governmental Body or any nongovernmental Person, including, without limitation, any creditor or shareholder of the Company or any of its Subsidiaries or any party to a contract to which the Company or any Subsidiary is a party or any of their respective assets is subject, is required in connection with the execution or delivery by the Company of this Agreement, the Escrow Agreement, the Notes or the Bridge Financing Warrants, or the performance by the Company of its obligations hereunder and thereunder, or as a condition to the legality, validity or enforceability of this Agreement, the Escrow Agreement, the Notes or the Bridge Financing Warrants.

         Section 3.8. Compliance with Law. The operations of the Company and its Subsidiaries have been conducted, and are now being conducted, in compliance in all material respects with all applicable laws, rules, regulations and Orders except in all cases in which the violation of said laws, rules, regulations and Orders would not have a Material Adverse Effect.

         Section 3.9. Contracts. Each material contract, agreement, mortgage, indenture, lease or instrument to which the Company or any Subsidiary is bound is a valid and binding obligation of the Company or its Subsidiary, as applicable, and, to the best of the Company's knowledge, the other parties thereto, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect (except for any contracts, agreements, mortgages, indentures, leases or instruments which by their terms expire after the date hereof or are terminated after the date hereof in accordance with the terms thereof or which, if terminated, would not have a Material Adverse Effect).

         Section 4.  Representations and Warranties of the Purchasers.

         Each Purchaser warrants to the Company that:

         Section 4.1. Corporate Existence and Power. Such Purchaser is a corporation, partnership or other legal entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Such Purchaser has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business.

         Section 4.2. Corporate Authority; Binding Effect. Such Purchaser has full corporate power and authority to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by such Purchaser and, assuming the due authorization, execution and delivery by the Company, is the legal, valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms.

         Section 4.3. Litigation. There are no actions, suits, investigations or proceedings pending, or, to the knowledge of such Purchaser, threatened against or affecting such Purchaser which seek to enjoin, or otherwise prevent the consummation of, the transactions contemplated herein or to recover any damages or obtain any relief as a result of any of the transactions contemplated herein in any court or before any arbitrator of any kind or before or by any Governmental Body.

         Section 4.4. No Conflicts with Agreements, Etc. Neither the execution and delivery by such Purchaser of this Agreement, nor the fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any Properties or assets of such Purchaser or its Subsidiaries pursuant to, or result in the acceleration of any obligation under, (i) the Certificate of Incorporation or By-Laws or other organizational documents of the Purchaser or of the organizational documents of any of its Subsidiaries, (ii) any contract, agreement, mortgage, indenture, lease or instrument to which any of them is a party or by which any of them is bound or to which any of them or any of their respective assets are subject, or (iii) any Order, statute, law, rule or regulation to which any of them or any of their respective assets are subject, or result in any suspension, revocation, impairment, forfeiture or non-renewal of any material licenses.

         Section 4.5. Consents, Etc.; Notice. No consent, approval, order or authorization of or declaration, registration or filing with any Governmental Body or any nongovernmental Person, including, without limitation, any creditor or shareholder of such Purchaser or any of its Subsidiaries or any party to a contract to which such Purchaser or any Subsidiary is a party or any of their respective assets is subject, is required in connection with the execution or delivery by such Purchaser of this Agreement, or the performance by such Purchaser of its obligations hereunder, or as a condition to the legality, validity or enforceability of this Agreement.

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         Section 4.6. Investment Intent.  Such Purchaser  represents that (i) it is an "accredited investor" as such term in defined in Rule 501 (a) of Regulation D promulgated under the Securities Act, (ii) it is purchasing the Notes and the Bridge Financing Warrants for its own account for investment and not with a view to a public distribution thereof (within the meaning of the Securities Act and rules and regulations promulgated thereunder) and (iii) no distribution of the Notes shall be made unless such distribution shall have been duly registered under the Securities Act, or an exemption for such distribution under the Securities Act is available. The Notes and the Bridge Financing Warrants shall bear restrictive legends in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

         Section 4.7 Investigations; Inquiries; Facilities. In making the decision to purchase the Notes and the Bridge Financing Warrants hereunder, (a) such Purchaser has relied, in addition to the representations and warranties of the Company set forth in this Agreement, upon independent investigations made by such Purchaser or its advisor(s), (b) the Purchaser and/or such Purchaser's advisor(s) has/have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the purchase and sale of the Notes and the Bridge Financing Warrants and all such questions have been answered to the full satisfaction of the Purchaser and (c) the Purchaser and/or the Purchaser's advisor(s) has/have had a reasonable opportunity to visit and inspect the books and records of the Company and the Company's facilities.

         Section 5.        Covenants.

         The Company covenants and agrees that, so long as any principal or interest under the Notes remains outstanding:

         Section 5.1. Payment of Principal and Interest. The Company will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Agreement. The Company will comply with all of the covenants, agreements and conditions contained in this Agreement, the Escrow Agreement, the Notes and the Bridge Financing Warrants.

         Section 5.2. Further Assurances. The Company will, and will cause its Subsidiaries to, from time to time execute any and all further documents and instruments, and take all further actions which may be required under applicable law, or which the Purchasers may reasonably request, in order to effectuate the transactions contemplated by this Agreement.

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         Section  5.3. SEC  Filings.  The Company  shall timely file all reports required to be filed by it with the SEC.

         Section 5.4. Opinion of Counsel to the Company. Simultaneously with the release of the Notes, the Original Warrants and the purchase price therefor from escrow in accordance with the terms of the Escrow Agreement, the Company shall cause to be delivered to Purchasers from counsel to the Company an opinion with respect to the matters set forth in Section 3.1 with regard to the Company only (other than the third sentence, regarding which no opinion shall be required),
Section 3.2, Section 3.6(a) (except that the matters set forth in clauses (ii) and (iii) of such Section 3.6(a) shall be to the knowledge of such counsel), and
Section 3.7 (except that the matters set forth therein shall be to the knowledge of such counsel).

         Section 6.     Transfer of the Notes and the Bridge Financing Warrants.

         (a) The Purchaser acknowledges and agrees that the Notes may not be transferred unless (i) an Event of Default shall have occurred and be continuing thereunder as of the date of the proposed transfer, or (ii) the assignee shall assume all the obligations of the Purchaser hereunder and under the Notes and
(iii) the transferring party shall receive the written consent of the Company, which consent shall not be unreasonably withheld. If the Company shall consent to a transfer of the Notes, any Note issued upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Notes so transferred, and neither gain nor loss of interest shall result from any such transfer. Any transfer tax or governmental charge relating to such transaction shall be paid by the holder requesting the transfer.

         (b) Subject to the provisions of Section 8(a), the Notes and Bridge Financing Warrants may not be sold, transferred, assigned or hypothecated by any holder thereof except in compliance with the provisions of the Securities Act or any available exemption thereunder and any Notes or Bridge Financing Warrants issued upon the transfer or assignment of a Note or Bridge Financing Warrant will be dated the same date as such transferred or assigned Note or Bridge Financing Warrant, and all rights of the holder thereof shall be identical to those of the holder of such transferred or assigned Note or Bridge Financing Warrant.

         Section 7. Lost, Stolen, Damaged and Destroyed Notes or Bridge Financing Warrants. At the request of the Purchasers, the Company will issue and deliver at its expense, in replacement of any Notes lost, stolen, damaged or destroyed, upon surrender thereof, if mutilated, new Notes for the same aggregate unpaid principal amount and otherwise of the same tenor, or in replacement of any Bridge Financing Warrants lost, stolen, damaged or destroyed, upon surrender thereof, if mutilated, new Bridge Financing Warrants of the same tenor as the Bridge Financing Warrants so lost, stolen, damaged or destroyed, duly executed by the Company. The Company may condition the replacement of a Note or Bridge Financing Warrant reported by the holder thereof as lost, stolen, damaged or destroyed, upon the receipt from such holder

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



of an indemnity or security reasonably satisfactory to the Company; provided that if such holder be a Purchaser or a commercial or investment banking firm or other institutional lender or institutional investor, or its nominee, such Person's unsecured agreement of indemnity shall be sufficient for purposes of this Section 9.

         Section 8.        Subordination.

         (a) Subordination to Senior Indebtedness. The indebtedness evidenced by the Notes, and the payment of the principal thereof, and any interest thereon, is wholly subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness of the Company now outstanding or hereinafter incurred. "Senior Indebtedness" means the principal of, and premium, if any, and interest on (i) all Funded Debt (excluding Guarantees made by the Company on behalf of non-affiliated third parties), including deferrals, renewals, extensions and refundings thereof; (ii) all debt incurred pursuant to the Revolving Loan
Agreement; (iii) the debt incurred by International Aircraft Support L.P. pursuant to a credit agreement with Union Bank of California, N.A., dated April 29, 1996 and assumed by IASI, Inc. a Subsidiary of the Company; (iv) any other Debt of the Company which the Company and the Purchaser may hereafter from time to time expressly and specifically agree in writing shall constitute Senior Indebtedness, provided that the debt incurred pursuant to the Securities Purchase Agreement by and between the Company and The Equitable Life Assurance Society of the United States and any other party, to be executed at the closing of the transactions contemplated by the Asset Purchase Agreement, shall not constitute Senior Indebtedness and, in turn, shall be subordinated, junior and subject in right of payment to the prior payment of the Notes pursuant to this Agreement in a manner comparable to the subordination provisions contained herein.

         (b) No Payment if Default in Senior Indebtedness. No payment on account of principal of or interest on the Notes shall be made, and the Notes shall not be redeemed or purchased directly or indirectly by the Company (or any of its Subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto, (i) there shall exist a default in any payment with respect to any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any Senior Indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist; provided, however, that the payments and purchases described above may resume in the case of an event of default described under clause (ii) above upon the expiration of a period of 120 days after the occurrence of the event of default if, at such time, the holders of the Senior Indebtedness shall not have accelerated such Senior Indebtedness.

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         (c)      Payment upon Dissolution, Etc.
                  ------------------------------
                  (i) Upon payment or distribution to creditors in a Proceeding of assets of the Company of any kind or character, whether in cash, property or securities, all principal and interest due upon any Senior Indebtedness shall first be paid in full, or payment thereof in full duly provided for, before any holders of the Notes shall be entitled to receive or, if received, to retain any payment or distribution on account of the Notes; and upon any such Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which any holders of the Notes would be entitled except for the provisions of this Section 10 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by any holders of the Notes who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holder of such Senior Indebtedness, before any payment or distribution is made to any holders of the Notes. In the event of any Proceeding, the holders of the Notes shall be entitled to be paid one hundred percent (100%) of the principal amount thereof and accrued interest thereon after payment of the Senior Indebtedness, on a pari passu basis with the other creditors of the Company before any distribution of assets shall be made among the holders of any class of shares of the capital stock of the Company in their capacities as holders of such shares or to any creditors of the Company subordinated to the holders of the Notes.

                  (ii) For purposes of this Section 10(c), the words "assets" and "cash, property or securities" shall not be deemed to include Shares of the Company as reorganized or readjusted, or securities of the Company or any other person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Section 10 with respect to the Notes to the payment of all Senior Indebtedness which may at the time be outstanding, if (x) the Senior Indebtedness is assumed by the new person, if any, resulting from any such reorganization or readjustment, and (y) the rights of the holders of Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

         (d) Subrogation. Subject to payment in full of all Senior Indebtedness, the holder of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Company made on such Senior Indebtedness until all principal and interest on the Notes shall be paid in full; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holders of the Notes would be entitled except for the subordination provisions of this Section 10 shall, as between the holders of the Notes and the Company and/or its creditors

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other than the holder of the Senior  Indebtedness,  be deemed to be a payment on account of the Senior Indebtedness.

         (e) Rights of Holder Unimpaired. The provisions of this Section 10 are and are intended solely for the purposes of defining the relative rights of the Company, on the one hand, and on the other hand, the holders of the Notes and the holders of Senior Indebtedness and nothing in this Section 10 shall impair, as between the Company and any holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Notes the principal thereof and interest thereon, in accordance with the terms of the Notes, nor shall anything herein prevent any holders of the Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holders of the Notes.

         (f) Holders of Senior Indebtedness. These provisions regarding subordination will constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness (including the purchasers under the Securities Purchase Agreement); such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees under such provisions to the same extent as if they were named therein, and they or any of them may proceed to enforce such subordination. The holders of the Notes shall execute and deliver to any holder of Senior Indebtedness (i) any such instrument as such holder of Senior Indebtedness may request in order to confirm the subordination of the Notes to such Senior Indebtedness upon the terms set forth in the Notes, and
(ii) any powers of attorney specifically confirming the rights of holders of Senior Indebtedness to enforce such subordination and all such proofs of claim, assignments of claim and other instruments as may be requested by the holders of Senior Indebtedness or their representatives to enforce all claims upon or in respect of the Notes.

         (g) Notes as Payment for Warrants. Notwithstanding anything contained in this Agreement to the contrary, the Purchasers shall be entitled to exercise the Original Warrants and, if applicable, the Additional Warrants, in accordance with Section 1, clause (ii) of such warrants.

         Section 9. Termination. The Purchasers may terminate this Agreement if the closing of the sale of the Notes and the Original Warrants does not take place prior to January 31, 1997 as a result of the conditions set forth in
Section 5 hereof not having been fulfilled prior to such date. The Company may terminate this Agreement if the closing of the sale of the Notes and the Original Warrants does not take place prior to January 31, 1997 as a result of the failure of the conditions set forth in Section 6 hereof not having been fulfilled to such date.

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



         Section 10.       Events of Default.
                           -----------------
         The entire unpaid principal of the Notes and the interest then accrued on the Notes shall become and be immediately due and payable upon written demand of the holder of the Notes, without any other notice or demand of any kind or any presentment or protest, if any one of the following events (each an "Event of Default") shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Body:

                  (a) If any principal or interest payment under the Notes is not made when due, and remains unpaid for seven (7) days (including if such non-payment results from the provisions of Section 8 hereof);

                  (b) If the Company shall default in the performance or observance of any material covenant, agreement or condition contained in this Agreement, and such default shall remain unremedied for fifteen (15) days after written notice of such default is given to the Company;

                  (c) If the Company (i) makes a composition or an assignment for the benefit of creditors or trust mortgage, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt or insolvent debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due; or

                  (d) If an order for relief shall have been entered by a bankruptcy court or if a decree, order or judgment shall have been entered adjudging the Company insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such order for relief, decree, order or judgment shall remain undischarged or unstayed for a period of forty-five (45) days; or if any substantial part of the property of the Company is sequestered or attached and shall not be returned to the possession of the Company or such subsidiary or released from such attachment within forty-five
(45) days.

                  Notwithstanding anything in this Section 12 to the contrary, in the case of any Event of Default other than an Event of Default specified in
(c) or (d) above, if there is any Senior Indebtedness outstanding at the time of an acceleration under this Section 12, such acceleration (i) shall not become effective until the first to occur of (A) an acceleration of any Senior Indebtedness and (B) the 30th calendar day after notice

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



of acceleration of the Notes is received by the Company and (ii) shall (in the absence of an acceleration under Senior Indebtedness) automatically be rescinded if on or prior to such 30th calendar day the Company shall have (x) discharged the indebtedness which triggered an Event of Default hereunder (if the Event of Default was pursuant to clause (c) of this Section 12) or (y) otherwise cured the Event of Default.

         Section 11.       Miscellaneous.
                           -------------
         Section 11.1. Amendment and Waiver. No amendment or waiver of any provision of this Agreement, the Escrow Agreement, the Notes or the Bridge Financing Warrants, or any consent to any departure by the Company or any of its Subsidiaries therefrom, shall in any event be effective as regards any holder of Notes unless the same shall be in writing and signed by such holder. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Neither any failure nor any delay on the part of the Purchasers in exercising any right, power or privilege hereunder, under the Notes or under the Bridge Financing Warrants shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, in the Notes or in the Bridge Financing Warrants, no notice to or demand on the Company or any of its Subsidiaries in any case shall entitle the Company or such Subsidiary to any other or further notice or demand in the same, similar or other circumstances.

         Section 11.2. Expenses. Each of the parties hereto agrees to pay its own costs and expenses in connection with the negotiation, execution and delivery of this Agreement, the Escrow Agreement, the Notes and the Bridge Financing Warrants and the consummation of the transactions contemplated hereby and thereby, except that the Company agrees to pay the reasonable fees and disbursements of legal counsel (not to exceed $5,000) for the Purchaser incurred in connection with the negotiation, preparation and closing of the sale and purchase of the Notes and the Original Warrants.

         Section 11.3. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement or otherwise in connection herewith, shall survive the execution and delivery of this Agreement and the delivery of the Notes and the Bridge Financing Warrants to the Purchasers to the maximum extent permitted by law notwithstanding any investigation made by, or constructive or actual knowledge of, the Purchasers or the Company, as applicable, of any fact which would constitute a breach of a representation or warranty.

         Section 11.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective successors and assigns; provided, however, that any attempted assignment or other attempted transfer of the Notes or Bridge Financing Warrants shall be subject to the provisions of Section 8 hereof; provided further, that the Company shall not have the

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



right to assign its rights hereunder or any interest herein or to delegate any of its duties hereunder without the prior written consent of the Purchasers.

         Section 11.5. Notices. All notices hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier, or (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service, and shall be addressed:

                  (i)      in the case of the Company, to:

                           KELLSTROM INDUSTRIES, INC.
                           14000 N.W. 4th Street
                           Sunrise, Florida  33325
                           Attention:  Zivi R. Nedivi
                           Telecopier No.:  (954) 845-0428

                           with a copy to:

                           FULBRIGHT & JAWORSKI L.L.P.
                           666 Fifth Avenue
                           New York, New York  10103
                           Attention:  Richard H. Gilden, Esq.
                           Telecopier No.:  (212) 752-5958

                  (ii) in the case of the Purchasers, to them at their addresses set forth with their signatures hereto.

                           with a copy to:

                           LANE ALTMAN & OWENS
                           101 Federal Street
                           Boston, MA 02110
                           Attn:  Joseph F. Mazzella
                           Telecopier No. (617) 345-0400

         Section 11.6. Integration and Severability. This Agreement, the Escrow Agreement, the Notes, the Escrow Agreement, and the Bridge Financing Warrants embody the entire agreement and understanding between the Purchasers and the Company, and supersede all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby for such date, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

         Section 11.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

         SECTION 11.8. GOVERNING   LAW. THIS  AGREEMENT  SHALL  BE  GOVERNED  BY
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

         Section 11.9. Remedies Cumulative. No remedy herein conferred upon or reserved to the Company, or upon or to the Purchasers, is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

         Section 11.10. Binding Agreement. This Agreement shall be binding upon all Purchasers who execute this Agreement, and each such Purchaser shall be obligated to purchase Notes and Original Warrants in the amounts set forth opposite their respective names on Schedule I hereto, even in the event that less than all the Purchasers named on Schedule I hereto execute this Agreement.

         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement by their duly authorized officers as of the date first written above.

                                       KELLSTROM INDUSTRIES, INC.

                                       By:
                                          --------------------------------
                                       Name:    John S. Gleason
                                       Title:   Executive Vice President and CFO

NOTE PURCHASE AGREEMENT
-----------------------
                          PURCHASERS:

                          BEDFORD FALLS INVESTORS, L.P.

                             By:  Metropolitan Capital Advisors, L.P.
                                  General Partner
                                  By:      Metropolitan Capital Advisors, Inc.
                                           General Partner

                                           By:
                                              -----------------------------
                                               Jeffrey E. Schwarz
                                               Chief Executive Officer
                                               660 Madison Avenue
                                               20th Floor
                                               New York, New York  10021

                       METROPOLITAN CAPITAL ADVISORS, L.P.
                           By: Metropolitan Capital Advisors, Inc.
                               General Partner

                                           By:
                                              ------------------------------
                                              Jeffrey E. Schwarz
                                              Chief Executive Officer
                                              660 Madison Avenue
                                              20th Floor
                                              New York, New York  10021

                          METROPOLITAN CAPITAL ADVISORS
                          INTERNATIONAL LIMITED

                            By: Metropolitan Capital Partners III, L.P. Investment Manager

                                     By:  Metropolitan Capital III, Inc.
                                          General Partner

                                          By:
                                             ------------------------------
                                             Jeffrey E. Schwarz
                                             Chief Executive Officer
                                             660 Madison Avenue
                                             20th Floor
                                             New York, New York  10021

                        DIVERSIFIED STRATEGIES FUND, L.P.
                           By: Ramsey Financial, Inc.
                               General Partner

                               By:
                                  ---------------------------------
                                    Neil P. Ramsey
                                    President
                                    108 South Madison Avenue
                                    Louisville, Kentucky  40243

                        SCOGGIN CAPITAL MANAGEMENT, L.P.
                            By: S & E Partners, L.P.
                                General Partner
                                By: Scoggin, Inc.
                                    General Partner

                                By:
                                   --------------------------------
                                     Craig Effron
                                     President
                                     660 Madison Avenue
                                     20th Floor
                                     New York, New York  10021